                                                   Chase Manhattan Bank

American Skandia Master Trust
One Corporate Drive
Shelton, CT 06484

Re:  Foreign Custody Manager Delegation Amendment
     --------------------------------------------

Dear Sirs:

Reference is made to the Custody  Agreement dated as of May 29, 1997, (the  "Agreement") by and between The Chase Manhattan
Bank (as successor by operation of law to Morgan  Stanley Trust  Company)  ("Custodian")  and the American  Skandia  Master
Trust  ("Client") for the safekeeping of securities and cash ("Foreign  Assets")  received by the Custodian for the account of the Client.  Unless  otherwise  defined  herein,  terms  defined in the  Agreement  are used  herein with their  defined meanings.

         1. In  addition  to the duties of the  Custodian  under the  Agreement,  with  respect  to Foreign  Assets in such jurisdictions  as the  Client  and the  Custodian  shall  agree  from time to time,  the  Client  hereby  delegates  to the
Custodian,  and the Custodian hereby accepts and assumes,  the following duties of a "Foreign Custody Manager" as set forth in Rule 17f-5 ("rule 17f-5") under the Investment Company Act of 1940, as amended ("1940 Act"):

         a.       selecting  Eligible  Foreign  Custodians  (as that term is defined  in rule  17f-5(a)(1)),  having  first determined  that Foreign Assets placed and maintained in the safekeeping of each such Eligible  Foreign  Custodian will be subject to reasonable care, based on the standards  applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Assets,  including,  without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

         b.       determining  that the written contract with each Eligible  Foreign  Custodian  requires that the Eligible
         Foreign Custodian will provide reasonable care for Foreign Assets based on the standards  applicable to custodians in the relevant market (as provided in rule  17f-5(c)(1))  and entering into written  contracts with such Eligible
         Foreign Custodians in accordance with Rule 17f-5 (c)(2); and

         c.       establishing a system for  monitoring the  appropriateness  of both  maintaining  the Foreign Assets with each  Eligible  Foreign  Custodian  and the  performance  of the  custody  contract  with  such  Eligible  Foreign
         Custodians,  it being  understood,  however,  that if an Eligible  Foreign  Custodian in a given country no longer affords  reasonable care to the Foreign Assets and that no other Eligible Foreign  Custodian in that country would afford  reasonable  care or otherwise does not meet the  requirements  of rule 17f-5,  Custodian shall promptly so advise  Client and foreign  assets will be withdrawn  from the Eligible  Foreign  Custodian as soon as  reasonably practicable.  .

For purposes of clarity,  it is understood  and agreed that  Custodian  shall not be  responsible  for any Foreign  Custody
Manager  duties,  including  but not limited to those  described  in a., b. and c. above,  with  respect to any  securities depository.

         2. In acting as a Foreign Custody Manager,  the Custodian shall exercise  reasonable care,  prudence and diligence such as a person having responsibility for the safekeeping of fund Foreign Assets.

         3. The  Custodian  shall  provide the Board of Directors of the Client with written  quarterly  reports for use at the Client's  quarterly  Board of  Directors  meetings  regarding  the  placement  of the Foreign  Assets with a particular
Eligible Foreign  Custodian and of any material  changein the arrangements  with any Eligible Foreign Custodian holding any
Foreign Assets.

         4. In acting as a Foreign  Custody  Manager,  the Custodian  shall not  supervise,  recommend or advise the Client relative to the investment,  purchase, sale, retention or disposition of any Foreign Assets in any country,  including with respect to prevailing  country risks. At Client's request,  Custodian shall provide to Client such information  relating to country  risk as is  specified  in Appendix 1 hereto or as may  otherwise  be  required  under Rule  17f-5.  Client  hereby acknowledges  that:  such  information is solely  designed to inform Client of market  conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets.

         5. (a) The Client  represents  that it: (i) has the  authority  and power to delegate to the  Custodian the duties set forth herein,  (ii) has taken all requisite action  (corporate or otherwise) to authorize the execution and delivery of this  Amendment,  and (iii) the Foreign Assets being placed and  maintained in  Custodian's  custody is subject to the 1940
Act, and (iv) its Board (or other  governing  body) has determined that it is reasonable to rely on Custodian to perform as
Client's Foreign Custody  Manager.  (b) Custodian  represents that it: (i) is a U.S. Bank (as defined in rule  17f-5(a)(7), and (ii) has taken all  requisite  action  (corporate  or  otherwise)  to  authorize  the  execution  and  delivery of this
Amendment.

         6. (a) In addition to the duties of the Custodian  under the Agreement,  the Custodian  shall,  as required by SEC rule 17f-7 of the 1940 Act,  provide an analysis of the custody risks  associated  with  maintaining  the Client's  Foreign
Assets with each Eligible  Securities  Depository  used by the Custodian and at which any Foreign  Assets of the Client are held or are  expected to be held.  The  foregoing  analysis  will be provided to Customer at the  Custodian's  Website.  In connection with the foregoing,  the Client shall notify the Custodian of any Eligible  Securities  Depositories at which it does not  choose to have its  Foreign  Assets  held.  The  Custodian  shall  monitor  the  custody  risks  associated  with maintaining the Client's Foreign Assets with each such Eligible

Securities  Depository  on a  continuing  basis and shall  promptly  notify  the  Client or its  investment  adviser of any material  change in such risks in accordance  with Section  (a)(1)(i)(B) of Rule 17f-7.  This  notification  will be in the form of Network Management Market flash e-mails sent to the client or its investment adviser.

         (b) If a custody  arrangement  with an Eligible  Securities  Depository no longer meets the  requirements  of Rule
17f-7,  the Custodian  shall  promptly so advise Client and Foreign Assets will be withdrawn from the depository as soon as reasonably practicable.

         (c) The Custodian shall exercise  reasonable  care,  prudence and diligence in performing the requirements of Rule
17f-7.

         (d) Based on the  information  available to it in the exercise of  diligence,  the Custodian  shall  determine the eligibility  under rule 17f-7 of each  depository  before  including it on Appendix B hereto and shall promptly  advise the
Client if any Eligible Securities Depository ceases to be eligible.

7.  Section 2 of the Agreement is hereby deleted and replaced with the following:

         Foreign  Property  may be placed and  maintained  by  Custodian  on behalf of Client:  (i) in custody  and deposit accounts that have been  established  by the Custodian with one or more Eligible  Foreign  Custodians as listed on
         Exhibit A, and as such Exhibit may be amended from time to time by the  Custodian by written  notice to the Client
         (the  "Subcustodians"),  (ii)  through the  facilities  of the  securities  depositories  (which shall be Eligible
         Securities  Depositories  on and  after  the  date  of  compliance  with  rule  17f-7  and  shall  be  "securities depositories"  as defined in  (a)(1)(ii)-(iii)  of the 1997  amendments  to rule 17f-5 until such time)  listed on
         Exhibit B hereto (except that a "securities  depository" as used herein when referring to a securities  depository located in the U.S.  shall mean a  "securities  depository"  as  defined in SEC rule  17f-4(a)),  which are hereby authorized  in respect of the  markets  in which  foreign  Property  is  currently  held,  and (iii)  through  the facilities of securities  depositories  listed on Exhibit B in respect of the markets in which foreign Property is not  currently  held and as to  depositories  added to such Exhibit from time to time by the  Custodian on written notice to the Client,  but as to both such types of  depositories  only upon  Authorized  Instructions  (and which shall have the same definitions as in (ii) above).  At the request of Client,  Custodian may, but need not, add to
         Exhibit A an Eligible  Foreign  Custodian that is a bank where  Custodian has not acted as Foreign Custody Manager with respect to the selection  thereof.  Custodian shall notify Client in the event that it elects to add any such entity.  For purposes of the liability  provisions of the Agreement,  the term Subcustodian  shall not include any entity so added.

         8. Except as expressly  amended hereby,  all terms and provisions of the Agreement are and shall continue to be in full force and effect.  This  Amendment  shall be construed in accordance  with the laws of the State of New York,  without regard to its  conflict of laws  principles.  This  Amendment  may be executed by one or both of the parties  hereto in any number of separate  counterparts,  and all of said  counterparts  taken  together shall be deemed to constitute one and the same instrument.

         If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by the signature of your authorized representative below.

Yours truly,

The Chase Manhattan Bank

By:      _________________________________
Name:    Paul Larkin
Title:     Vice President

Agreed and accepted:

American Skandia Master Trust

By:      ________________________________
Name:
Title:
Date:

                                                        Appendix 1

                                            Information Regarding Country Risk
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1. To aid Client in its  determinations  regarding  Country Risk,  Custodian  shall  furnish  annually and upon the initial placing of Foreign Assets into a country the following information:

         A        Opinions of local counsel concerning:

                  i.       Whether  applicable  foreign law would restrict the access afforded Client's  independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country.

                  ii.      Whether  applicable foreign law would restrict the Client's ability to recover its assets in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

                  iii.     Whether  applicable  foreign law would restrict the Client's  ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

         B.       Written information concerning:

                  i.       The likelihood of expropriation, nationalization, freezes, or confiscation of Client's assets.

                  ii.      Whether  difficulties  in converting  Client's  cash and cash  equivalents  to U.S.  dollars are reasonably foreseeable.

         C.       A market  report with respect to the  following  topics:  (i)  securities  regulatory  environment,  (ii)
foreign ownership  restrictions,  (iii) foreign exchange,  (iv) securities settlement and registration,  (v) taxation,  and
(vi) securities depositories (including securities depository evaluation).

2.  Custodian shall furnish the following additional information on an as needed basis:

         Market flashes, including with respect to changes in the information in market reports.